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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT



Company                                                       State
-------                                                       -----

Royal Bank America.                                           Pennsylvania
Royal Investments of Delaware, Inc.                           Delaware
Royal Real Estate of Pennsylvania, Inc.                       Pennsylvania
Crusader Servicing Corporation                                Pennsylvania
Royal Investments America, LLC                                Pennsylvania
Royal Bancshares Capital Trust I                              Delaware
Royal Bancshares Capital Trust II                             Delaware
Royal Bank America Leasing, LP                                Pennsylvania